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October 9, 1997                      LYNDA GODKIN
                                     Senior Vice President, General Counsel &
                                     Corporate Secretary

Board of Directors
ITT Hartford Life and Annuity Insurance Company
200 Hopmeadow Street
Simsbury, CT  06089

RE:         ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
            SEPARATE ACCOUNT ONE
            FILE NO. 33- 73568

Dear Sir/Madam:

I have acted as General Counsel to ITT Hartford Life and Annuity Insurance Company (the "Company"), a Connecticut insurance company, and ITT Hartford Life and Annuity Insurance Company Separate Account One (the "Account") in Connecticut with the registration of an indefinite amount of securities in the form of flexible premium variable annuity insurance contracts (the "Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined such documents (including the Form N-4 Registration Statement) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Connecticut and is duly authorized to by the Insurance Department of the State of Connecticut to issue the Contacts.

2. The Account is a duly authorized and existing separate account established pursuant to the provisions of Section 38a-433 of the Connecticut
    Statutes.

3. To the extent so provided under the Contracts, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

4. The Contracts, when issued as contemplated by the Form N-4 registration statement, will constitute legal, validly issued and binding obligations of the Company.

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Board of Directors
October 9, 1997
Page 2

I hereby consent to the filing of this opinion as an exhibit to the Form N-4 Registration Statement for the Contracts and the Account.

Sincerely yours,

/s/ Lynda Godkin

Lynda Godkin